Exhibit 5.2

Opinion Re: Legality

March 31, 2004

Securities and Exchange Commission
Washington, DC 20549

INVESTORS REAL ESTATE TRUST—PRE-EFFECTIVE AMENDMENT NO. 1
DATED MARCH 31, 2004, TO REGISTRATION STATEMENT ON FORM S-3
DATED FEBRUARY 3, 2004

We have acted as special counsel to Investors Real Estate Trust, a North Dakota real estate investment trust (“IRET”), in connection with a Registration Statement on Form S-3 of IRET (File Number 333-112465) (the “Registration Statement”), filed on February 3, 2004 with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), and as amended by Pre-Effective Amendment No. 1 to the Registration Statement (“Amendment No. 1”), to be filed with the Commission on or about March 31, 2004, with respect to the offering by IRET from time to time of up to $150,000,000 in aggregate offering price of certain securities described in the Registration Statement. Pursuant to the Registration Statement and Amendment No. 1, IRET will issue and sell up to 1,200,000 shares of beneficial interest, no par value (“Shares”), in a “best efforts” public offering, through broker-dealers who have signed a sales agreement with IRET. This opinion is being provided at the request of IRET in connection with the filing of Amendment No. 1, and supplements our opinion, dated February 3, 2004, previously filed as Exhibit 5 to the Registration Statement.

In connection with the filing of Amendment No. 1, we advise IRET that we have examined and are familiar with the documents, trust records and other instruments relating to the organization of IRET and the authorization and issuance of the Shares, including without limitation the Registration Statement, Amendment No. 1, and the Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust dated September 23, 2003 (the “Declaration of Trust”).

In our examination of the foregoing documents, trust records and other instruments (the “Documents”), we have assumed that:

i.	All Documents reviewed by us are original Documents, or true and accurate copies of original Documents, and have not been subsequently amended;

ii.	The signatures on each original Document are genuine;

iii.	Each party who executed the Documents had proper authority and capacity;

iv.	All representations and statements set forth in such Documents are true and correct;

v.	All obligations imposed by any such Documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and

vi.	IRET at all times has been and will continue to be organized and operated in accordance with the terms of such Documents. We have further assumed the accuracy of the statements and descriptions of IRET’s intended activities as described in the Registration Statement and Amendment No. 1, and that IRET has operated and will continue to operate in accordance with the method of operation described in the Registration Statement, as amended by Amendment No. 1.

From our examination of said documents and records, subject to the assumptions, conditions, and limitations set forth herein, it is our opinion:

1.	IRET has been duly organized and is a validly existing real estate investment trust under the laws of the State of North Dakota.

2.	IRET has the power under North Dakota law to conduct the business activities described in the Declaration of Trust and in the Registration Statement, as amended by Amendment No. 1.

3.	The Shares have been duly and validly authorized.

4.	The Shares, once sold in the manner described in the Registration Statement, as amended by Amendment No. 1, and once paid for by a purchaser, will be legally issued, fully paid, and non-assessable.

The opinions contained herein are limited to federal laws of the United States and the laws of the State of North Dakota. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction. This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated herein. We have not participated in the preparation of the Registration Statement as amended by Amendment No. 1, and assume no responsibility for its contents.

These opinions are furnished to IRET solely for its benefit in connection with the transactions described herein, and are not to be used for any other purpose without our prior written consent.

PRINGLE & HERIGSTAD, P.C.

By:	/s/ David J. Hogue

David J. Hogue